CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Badger Paper Mills, Inc. and Subsidiary

We consent to the incorporation by reference in the Registration Statement of Badger Paper Mills, Inc. and Subsidiary on Forms S-8 (File No. 333-01671, effective March 13, 1996 and File No. 333-01673, effective March 13, 1996) of our reports dated February 4, 2005, relating to the consolidated financial statements and financial statement schedule of Badger Paper Mills, Inc. appearing in the Annual Report on Form 10-K for the year ended December 31, 2004.

/s/  Grant Thornton LLP

Grant Thornton LLP

Appleton, Wisconsin
March 29, 2005